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EXHIBIT 10.an


                               PARTNERSHIP AGREEMENT




                                     SECTION 1
                            NAME AND SEAT OF THE COMPANY

(1)  The name of the Company is

                     SBS or Industrial Computers GmbH & Co. KG

(2)  The seat of the Company is Augsburg.



                                     SECTION 2
                               PURPOSE OF THE COMPANY

(1) The purpose of the Company is the development, manufacturing and sale of electronic instruments (hard- and software).

(2) The Company may undertake all activities which are necessary or appropriate to further the purpose described above. The Company can establish or acquire branch offices or subsidiaries inside or outside of Germany.



                                     SECTION 3
                             DURATION AND BUSINESS YEAR

(1) The Company comes into existence with registration with the commercial register. The Company is of unlimited duration.

(2) The business year starts on July 1st of a calendar year and ends on June 30th of the following year.


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                                     SECTION 4
                       GENERAL PARTNER'S CAPITAL CONTRIBUTION

The general partner is SBS or Industrial Computers Verwaltungs GmbH in Augsburg, at present ADMINI 23 (XXIII) Vermogensverwaltungs GmbH, registered with the commercial register of Cologne under HRB 30622. It does not pay any capital contribution and has no share in capital.


                                     SECTION 5
                       LIMITED PARTNER'S CAPITAL CONTRIBUTION

(1) The Company's capital amounts to DM 100,000.00 (in words: Deutsche Mark one hundred thousand). The sole limited partner is SBS Technologies Holding GmbH with seat in Augsburg, having a share in capital and a liability capital of DM 100.000,00; this amount is being registered with the commercial register.

(2) The limited partner's capital contribution is covered by its share in the equity in the transformed SBS or Industrial Computers GmbH.

     The difference between the amount of the limited partner's equity in the GmbH (subscribed capital plus capital reserve and revenue reserve, annual profit and profit carried forward minus annual deficit and loss carried forward) and the limited partner's capital contribution in the limited partnership will be credited to the reserve account of the limited partner in proportion to its share in SBS or Industrial Computers GmbH.



                                     SECTION 6
                                      ACCOUNTS

(1)  The following accounts are kept for each shareholder:

       -  capital account
       -  reserve account
       -  current account

(2) The share in capital of a shareholder shall be entered in the capital account. The capital account of a limited partner corresponds to his liability capital being registered with the commercial register.

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(3)  Capital contributions - based on this partnership agreement or a partners'
     resolution - which are not entered in the capital account as well as losses which are allocated to the shareholder shall be entered in the reserve account. Withdrawal of capital shall only be entered in the reserve account if determined by this partnership agreement or a partnership resolution. Interest shall not be paid to any balance in the account. The reserve account or its balance is neither a liability of the Company nor of the shareholder. If the Company is dissolved, the reserve account shall grant the shareholder the right for preferred satisfaction; a negative account is to be settled first.

(4) Any other debit and credit entries allocated to the shareholders are made in the current account.


                                     SECTION 7
                        MANAGING DIRECTOR AND REPRESENTATION

(1) Managing director of the Company is the general partner, who is authorised to solely represent the Company.

(2) The general partner is authorised to undertake every business transaction in the ordinary course of business which is necessary to achieve the purpose of the Company. The general partner is entitled to appoint and to remove "Prokura" (statutory power of attorney) and commercial power of attorney.

(3) The general partner and its managing directors is released from the restriction set forth in Sec. 181 BGB.

(4) The general partner and its managing directors are released from prohibitions of competition.


                                     SECTION 8
                           BUSINESSES WITH PRIOR APPROVAL

Every business transaction, which is not in the ordinary course of business, requires the prior approval of the partner's meeting. This particularly refers to:

a) establishing or closing branch offices as well as establishing, purchasing or selling the company in full or in part;

b)   purchasing shares or participation's in other businesses;

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c)   the transfer of shares or parts thereof;

d) reorganisation of the company according to the rules of the Reorganisation Act as well as concluding inter-company agreements;

e)   approval of the year-end financial statements;

f) transactions between the Company and the shareholders or relatives or affiliated companies.
                                     SECTION 9
                           GENERAL PARTNER'S COMPENSATION

(1) The Company reimburses any expenses of the general partner concerning its position as managing director, especially but not exclusively salaries paid to its management.

(2) Furthermore the Company pays a fixed compensation of 5 % of the general partner's subscribed share capital, which was fully paid at the beginning of the business year, i.e. DM 2,500.00 p.a., to the general partner at the end of a business year.

(3) Compensations stipulated in this paragraph have to be paid notwithstanding a loss suffered by the Company; the amounts paid are expenses of the Company and therefore are to be recognized in the profit and loss account of the Company.


                                     SECTION 10
                         PARTNERS' MEETINGS AND RESOLUTIONS

(1) Partners' resolutions are passed in partners' meetings as long as the partners do not agree unanimously to a written resolution outside a partners' meeting.

(2) The partners' resolutions shall be passed by a simple majority of votes, as long as the law or this agreement does not require a qualified majority. There shall be one vote for each DM 1,000.00 of capital in a partners' meeting.

(3) An ordinary partners' meeting shall be held once a year. Furthermore a partners' meeting shall be held on demand of the general partner or on demand of a limited partner. Partners' meetings shall be convened by the general partner by written notice at least two weeks prior to the contemplated partners' meeting. The meetings shall be held at the seat of the Company as long as the shareholders do not agree to a different location.

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(4)  Besides the above, the summons and holding of partners' meetings are governed by the provisions of law.

                                    SECTION 11
                                 TRANSFER OF SHARES

The shareholders give each other in proportion to their shares in capital and due to the provisions of law the right of first refusal in case of a transfer of their shares or parts thereof.


                                     SECTION 12
                         DISTRIBUTION OF PROFITS AND LOSSES

(1) The use of profits, withdrawals and contributions to capital reserves shall be determined in partners' resolutions except the law requires a particular use of profits. The general partner does not get profits or losses.

(2) The partners participate in the profits and losses of the Company in proportion to the balance of their capital account.

(3) The partners are entitled to withdraw positive balances from their current account at any time. Furthermore they have the right to withdraw from the current account the amount necessary to pay all taxes concerning their share in capital; they do not lose this right even if the balance of the current account is negative or will turn negative. The partners are not entitled to a withdrawal from the capital account.


                                     SECTION 13
                             TERMINATION AND CONTINUING

(1) A shareholder is entitled to terminate the partnership to the end of a business year with prior notice of one year. After termination, the shareholder withdraws from the Company.

(2) If a shareholder resigns from the Company, the Company will be continued with the remaining shareholders under the remaining firm. In case only one shareholder remains, the shareholder is entitled to take over all assets and liabilities of the Company without liquidation and to continue the Company.

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                                     SECTION 14
                                FINANCIAL STATEMENTS

(1) The general partner prepares the year-end financial statements (balance sheet and profit and loss account) within the first six months of a business year which shall be audited by the auditor appointed by the partners' meeting. After conclusion of the audit the general partner provides each partner with a copy of the auditor's report.

(2) The year-end financial statement shall be approved by the partners' meeting according to Sec. 10 above.


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                                     SECTION 15
                                   FINAL CLAUSES

(1)  Publications of the Company are made in the "Bundesanzeiger" only.

(2) This contract shall be governed by and construed in accordance with German law. Venue for the settlement of disputes shall be Augsburg.

(3) If any of these regulations should be legally ineffective, the other regulations stay legally effective. Should that case arise, the legally ineffective regulation shall be replaced by a regulation serving the economic goal of this agreement to the best. An unplanned gap in this agreement shall be treated accordingly.